Exhibit 99.1

AITX's RAD Targets $1.49 Billion Mobile Surveillance Tower Market with RAIA

November 9 Reveal to Detail a Portable Solar Security Platform Built to Lower Rental Costs and Simplify Deployment

Detroit, Michigan, October 30, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), will formally unveil RAIA™ (Remote Autonomous Intelligent Agent) on November 9, 2026. RAD intends to offer the portable solar powered security tower at rental charges that RAD estimates will be up to 70% lower than those of competing providers. RAIA is designed to combine autonomous detection and deterrence powered by SARA™ at the edge with a compact design that ships in two boxes and deploys without a trailer or tow hitch.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Solar Security
Without the Trailer

Artist's depiction of Steve Reinharz evaluating security placement at a construction equipment yard. RAD's upcoming RAIA platform is designed to deliver portable solar powered surveillance and deterrence without a trailer.

"Security managers and property owners should be able to put security where the problem is and move it when that problem moves," said Steve Reinharz, CEO, CTO and founder of AITX and RAD. "RAIA ships in two boxes, with overnight delivery available and simple setup in minutes without a specialized installation crew. We designed RAIA to make repositioning security as straightforward as moving a patio umbrella. Construction sites change. Equipment moves. New trouble spots emerge. Security needs to keep up. Combine that flexibility with dramatically lower rental costs, and customers have a compelling reason to question what they are paying and how much effort deployment should require. That is the conversation we intend to start on November 9."

RAIA is designed to address trespassing, loitering and unauthorized activity around site entrances, equipment staging areas and property perimeters. With SARA operating at the edge and processing video directly from RAIA's cameras, the system can detect people and vehicles and initiate deterrence in less than one second. A high-powered speaker delivers SARA initiated talk downs, while an integrated microphone supports two-way communication with people on site. Its portable format allows customers to reposition that protection as construction progresses, inventory shifts or new areas require attention.

RAIA positions RAD to compete for a greater share of the global mobile surveillance tower market, estimated at $1.49 billion in 2026 by The Business Research Company1. With substantially lower rental charges and a portable design that eliminates the need for towing, RAIA targets applications across construction, logistics, manufacturing, property management and more. RAD believes this combination can attract existing tower customers while bringing active surveillance and deterrence within reach of organizations that have found conventional solutions too costly or cumbersome to deploy.

RAD has previewed RAIA to channel partners in the United States, Canada, Mexico, Latin America, the United Kingdom, the European Union, Saudi Arabia and South Africa. Several partners have asked about availability. The Company believes this early international interest points to an opportunity for a solar security solution that makes both the rental cost and the logistics of deployment easier for customers to justify.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry2 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the planned November 9, 2026 unveiling of RAIA; anticipated product specifications, capabilities, pricing, rental savings, commercial availability, shipping and deployment; expected security and operational benefits; potential customer and channel partner adoption; international market opportunities; and the Company's ability to compete, expand its customer base and generate revenue from RAIA.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These include, among others: changes or delays in product development, testing, final specifications, certification, manufacturing, component availability, quality control, shipping or commercial availability; performance limitations under actual deployment conditions; the Company's ability to provide reliable service and support and achieve acceptable margins at anticipated rental rates; competition, changes in competing offerings and pricing, customer budget constraints and purchasing priorities; the possibility that preview interest and channel discussions do not produce orders or deployments; regulatory, privacy, cybersecurity and international distribution requirements; the Company's ability to fund operations, production and customer commitments; the availability and terms of financing and its potential dilutive effects; the Company's history of operating losses and ability to continue as a going concern; and other risks described in the Company's most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

November 9, 2026 is the planned formal unveiling date and should not be interpreted as the commencement of shipments. Final specifications, pricing and shipping schedules remain subject to change. Channel partner previews, enthusiastic feedback and inquiries about availability do not constitute purchase commitments or assure orders, revenue or commercial adoption. References to previews in particular countries or regions do not establish commercial availability in those markets.

The stated comparison of rental charges up to 70% lower than competing Security as a Service offerings relates to rental charges and does not represent equivalent savings in total deployment or operating costs. Actual savings depend on the equipment and services being compared, contract duration, location and other applicable terms and charges. The maximum stated savings should not be interpreted as savings available to every customer or against every competing offering.

References to response times of less than one second concern the initiation of automated deterrence activity following detection. Actual detection, response, communications and security outcomes depend on site conditions, lighting, obstructions, configuration, operating workload, power availability and applicable connectivity requirements. Portability and ease of relocation do not eliminate the need for appropriate placement, securing and deployment procedures. RAD solutions do not guarantee the prevention of security incidents.

Market size information reflects estimates published by a third party for the broader mobile surveillance tower market, including solar, diesel and hybrid systems. Such estimates are subject to methodological limitations and uncertainty and do not establish the portion of that market RAIA can serve or capture. Market estimates are not forecasts of the Company's revenue, market share, profitability or cash flow.

Forward-looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

###

Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

_________________________________

1 https://www.thebusinessresearchcompany.com/report/mobile-surveillance-tower-market-report/

2 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/